Exhibit 5.1

CLIFFORD CHANCE US LLP 31 WEST 52ND STREET NEW YORK, NY 10019-6131 TEL +1 212 878 8000 FAX +1 212 878 8375 www.cliffordchance.com

May 6, 2024

Apollo Commercial Real Estate Finance, Inc.

c/o Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to Apollo Commercial Real Estate Finance, Inc. (the “Company”) in connection with a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings from time to time by the Company of: (1) its common stock, par value $0.01 per share (“Common Stock”); (2) its preferred stock, par value $0.01 per share (“Preferred Stock”); (3) its depositary shares (“Depositary Shares”) representing an entitlement to all rights and preferences of fractions of shares of Preferred Stock of a specified class or series and represented by depositary receipts (“Depositary Receipts”); (4) its debt securities (which may be issued in one or more series) (“Debt Securities”); (5) warrants entitling the holders to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (“Warrants”); and (6) rights entitling the holders to purchase Common Stock (“Rights”).

In rendering the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate. In examining all such documents, we have assumed the genuineness of all signatures, the authenticity of all documents purported to be originals and the conformity to the respective originals of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies or in portable document format.

Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that:

1.	The Company is duly incorporated as a corporation under the laws of the State of Maryland and is in good standing.

2.

When the board of directors of the Company (the “Board”) authorizes the issuance of authorized but unissued Common Stock and in accordance with that authorization (a) each share of such Common Stock (a) is sold for at least its par value as contemplated in the Registration Statement or (b) is issued on exercise of a right to convert Preferred Stock, Depositary Shares or Debt Securities, on the exercise of Warrants or on the exercise of Rights, which are sold for at least the par value of such Common Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

3.

When the Board authorizes the creation and sale of one or more series of Preferred Stock in accordance with the provisions of the Company’s articles of amendment and restatement (the “Charter”) relating to the issuance of Preferred Stock and in accordance with that authorization that Preferred Stock is (a) sold for at least its par value as contemplated in the Registration Statement or (b) issued on the conversion of other series of Preferred Stock or on the exercise of Warrants, which are sold for at least the par value of such Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, such Preferred Stock will be validly issued, fully paid and nonassessable.

CLIFFORD CHANCE US LLP

4.

When the Board authorizes the creation and sale of Depositary Shares representing interests in shares of a particular series of Preferred Stock in accordance with the provisions of the Charter relating to the issuance of Depositary Shares and in accordance with that authorization, a duly executed and delivered deposit agreement, and a validly issued and delivered Depositary Receipt evidencing such Depositary Shares, such Depositary Shares are (a) sold for at least the par value of the underlying Preferred Stock as contemplated in the Registration Statement or (b) issued on the conversion of other series of underlying Preferred Stock or the exercise of Warrants, which are sold for at least the par value of such Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated by the Registration Statement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in such Depositary Receipts and the deposit agreement (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

5.

When the Board authorizes the creation of one or more series of Debt Securities, and if such Debt Securities provide for the issuance of Common Stock, Preferred Stock, Depositary Shares, Warrants or Rights upon the conversion of such Debt Securities (in any such case, the “Conversion Securities”), (a) if the Conversion Securities are shares of Common Stock, the applicable actions described in paragraph 2 above shall have been taken, (b) if the Conversion Securities are shares of Preferred Stock, the applicable actions described in paragraph 3 above shall have been taken, (c) if the Conversion Securities are Depositary Shares, the applicable actions described in paragraph 4 above shall have been taken, (d) if the Conversion Securities are Warrants, the applicable actions described in paragraph 6 below shall have been taken and (e) if the Conversion Securities are Rights, the applicable actions described in paragraph 7 below shall have been taken, and in accordance with that authorization and a duly executed and delivered indenture and any supplemental indenture between the Company and the trustee named therein, those Debt Securities are (a) sold as contemplated in the Registration Statement or (b) issued upon exercise of Warrants which are issued as contemplated in the Registration Statement, if the interest on such Debt Securities is not at a rate which violates applicable law, such Debt Securities will constitute valid and legally binding obligations of the Company (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

6.

When the Board authorizes the issuance of Warrants which provide for the issuance of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (in any such case, the “Warrant Securities”) and in accordance with that authorization those Warrants are issued as contemplated in the Registration Statement, and (a) if the Warrant Securities are shares of Common Stock, the applicable actions described in paragraph 2 above shall have been taken, (b) if the Warrant Securities are shares of Preferred Stock, the applicable actions described in paragraph 3 above shall have been taken, (c) if the Warrant Securities are Depositary Shares, the applicable actions described in paragraph 4 above shall have been taken, and (d) if the Warrant Securities are Debt Securities, the applicable actions described in paragraph 5 above shall have been taken, such Warrants will constitute valid and legally binding obligations of the Company (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

7.

When the Board authorizes the issuance of Rights which provide for the right to purchase Common Stock or Preferred Stock, upon payment of consideration equal to at least the par value of the Common Stock or Preferred Stock being issued, and in accordance with that authorization such Rights are issued as contemplated in the Registration Statement, such Rights will constitute valid and legally binding obligations of the Company (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

CLIFFORD CHANCE US LLP

The opinions set forth in this letter relate only to the Maryland General Corporation Law and the laws of the State of New York, each as currently in effect. We express no opinion as to the laws, statutes, ordinances, rules or regulations of another jurisdiction, and we assume no responsibility for the applicability or effect of such laws, statutes, ordinances, rules or regulations of any other jurisdiction.

This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the governing documents under which the Depositary Shares, Debt Securities, Warrants and Rights are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company. We have further assumed that the issuance or delivery by the Company of any securities other than the Depositary Shares and Debt Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Depositary Shares and Debt Securities will be effected so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Clifford Chance US LLP